Exhibit 21.1

                         Subsidiaries of the Registrant

        The following table sets forth the subsidiaries of the Registrant and the respective jurisdictions under which they were organized. Indirect subsidiaries are included beneath the respective direct subsidiaries through which they are owned.


Subsidiary Name                                             Jurisdiction
---------------                                             ------------

Udimet Special Metals Ltd.                                  United Kingdom

Special Metals Foreign Sales Corporation                    Barbados

Special Metals Domestic Sales Corporation                   Delaware


Inco Alloys International, Inc.  d.b.a. Huntington Alloys   Delaware

        Daido Special Metals, Ltd. (1)                      Japan

        Special Metals Pacific Pte. Ltd.                    Singapore

        Inco Alloys Foreign Sales (1991) Corporation        Barbados

        A-1 Wire Tech, Inc.                                 Illinois

        Controlled Products Group International, Inc.       Delaware


IAL Holdings Limited                                        United Kingdom

        Special Metals Wiggin Limited                       United Kingdom

               Special Metals Services Ltd.                 United Kingdom

               Wiggin Alloy Products Limited                United Kingdom

               Special Metals Services SpA                  Italy

               Special Metals Wiggin Trustees Ltd.          United Kingdom

               Special Metals Services BV                   Netherlands

               Special Metals Deutschland Limited           United Kingdom

               Greengrove Welding Wires Limited             United Kingdom

               Special Metals Services S.A.                 France

               Incotherm LTD                                United Kingdom

        Special Metals SARL                                 France

               Rescal, S.A.                                 France

Huntington Alloys Canada Ltd.                               Canada

        Spectech Alloys Limited                             Canada


--------------------------
(1)     A joint venture, 50% owned by the Registrant

                                      -72-